SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 15, 2006

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02.    Unregistered Sales of Equity Securities

On January 17, 2006, deCODE genetics, Inc. (the “Company”) issued  635,006 shares of its common stock, par value $.001, (the “Shares”) as consideration for all of the outstanding shares of a privately-held Icelandic cancer research firm, Urður, Verðandi Skuld ehf.  The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.  The purchaser represented  (i) that it is a knowledgeable and experienced investor, (ii) that it had received all information it deemed relevant in connection with the acquisition of the Shares and (iii) its intention to acquire the Shares for investment only and not with a view to the distribution thereof other than in accordance with applicable law.  Appropriate legends will be affixed to the stock certificates issued in the transaction.

Item 7.01  Regulation FD Disclosure

(A)  On January 15, 2006, deCODE genetics, Inc. issued the following press release:

“deCODE Discovers Major Genetic Risk Factor for Type 2 Diabetes

Most significant inherited component of T2D yet found; Discovery may enable development of diagnostics and drugs of major benefit to public health

Reykjavik, ICELAND, January 15, 2006 – In a scientific paper published today a team of scientists from deCODE genetics (Nasdaq:DCGN) and colleagues report the discovery of a variant in a gene on chromosome 10 that represents the most significant genetic risk factor for type 2 diabetes (T2D) found to date. More than one third of individuals in the populations studied carry one copy of the at-risk variant and are at an approximately 45% increased risk of the disease compared to controls; 7% carry two copies and are at a 141% greater risk. The original finding was made in Iceland and was subsequently confirmed in studies in Denmark and the United States. The paper is published today in the online edition of Nature Genetics at www.nature.com/ng, and will appear in the journal’s February print edition.

“This is a milestone in human genetics. A common gene variant conferring elevated risk of T2D has been earnestly sought by the genetics community for many years. We have found such a variant, which we estimate accounts for about 20% of T2D cases. This discovery sheds new light on the biological causes of the disease. Importantly, virtually all of this risk can be captured by looking at a single-letter change in DNA — ideal for the development of a genetic test for assessing individual risk and developing more personalized and effective prevention strategies. This is also an exciting starting point for the discovery of new drugs, and we are actively pursuing the development of both diagnostic and therapeutic products to better prevent and treat T2D,” said Kari Stefansson, CEO of deCODE and senior author on the study.

The variant is located in a gene encoding a protein called transcription factor 7-like 2 (TCF7L2). deCODE isolated the gene by following up on the results of a population-based, genome-wide linkage scan in Iceland that identified a promising region on chromosome 10. The deCODE team genotyped 228 microsatellite markers – polymorphic signposts along the genome – in this region in a total of more than 2000 patients and controls. Analysis of the frequency of different alleles, or versions, of these markers pinpointed a version of one marker within the gene encoding TCF7L2 that is approximately 1.5 times more common in patients than in controls. This corresponds to a 50% increase in risk of T2D per copy carried (there are two copies of each chromosome in every cell).

This finding was replicated in Danish and U.S. cohorts, where the at-risk version of the marker was found to confer an increased risk of 41% and 85%, respectively, per copy carried. For all of the cohorts combined, the at-risk allele confers an increase in risk of approximately 45% for those carrying one copy, and a 141% increase in risk for individuals carrying two copies. Utilizing data from the HapMap project, a SNP was found that correlates nearly perfectly with the at-risk microsatellite.

Diabetes: A major public health problem

Diabetes affects nearly 200 million people worldwide and an estimated 21 million in the United States – 7% of the population. The vast majority of diabetes patients have type 2 diabetes, a condition where the body does not produce enough insulin and/or the cells in the body do not properly use insulin. In the United States, the direct medical cost associated with diabetes is nearly $100 billion per year. The incidence of type 2 diabetes is increasing rapidly in the industrialized world, in part due to the increase in obesity, one of the major risk factors for developing the disease.

About deCODE

deCODE genetics (Nasdaq:DCGN) is a biopharmaceutical company applying its discoveries in human genetics to the development of drugs for common diseases. deCODE is a global leader in gene discovery — our population approach and resources have enabled us to isolate key genes contributing to major public health challenges from cardiovascular disease to cancer, genes that are providing us with drug targets rooted in the basic biology of disease. deCODE is also leveraging its expertise in human genetics and integrated drug discovery and development capabilities to offer innovative products and services in DNA-based diagnostics, bioinformatics, genotyping, structural biology, drug discovery and clinical development. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.”

(B)  On January 18, 2006, deCODE genetics, Inc. issued the following press release:

“deCODE Expands Cancer Program through Acquisition of Icelandic Cancer Research Group

Reykjavik, ICELAND, January 18, 2006 - deCODE genetics (Nasdaq:DCGN) today announced its acquisition of privately-held Icelandic cancer research firm Urdur, Verdandi Skuld (UVS). The acquisition enables deCODE to broaden and enhance its cancer program by applying the company’s unique gene discovery and drug development capabilities to an even larger set of population-based resources.

“UVS has organized cancer research in Iceland since 1998 and has recruited a large number of patients and controls into their studies. This acquisition strengthens our ability to use population genetics to develop better methods to diagnose, treat and prevent cancer. This is our goal and the goal of the thousands of patients and family members, as well as the dedicated clinicians and scientists, who have taken part in our work and that of UVS over the years,” said Kari Stefansson, CEO of deCODE.

deCODE will acquire UVS for $5.5 million that will be paid in deCODE common stock based on the average closing price for the 30 days preceding the acquisition.

About deCODE genetics

deCODE (Nasdaq:DCGN) is a biopharmaceutical company applying its discoveries in human genetics to the development of drugs for common diseases. deCODE is a global leader in gene discovery - our population approach and resources have enabled us to isolate key genes contributing to major public health challenges from cardiovascular disease to cancer, genes that are providing us with drug targets rooted in the basic biology of disease. deCODE is also leveraging its expertise in human genetics and integrated drug discovery and development capabilities to offer innovative products and services in DNA-based diagnostics, bioinformatics, genotyping, structural biology, drug discovery and clinical development. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.”

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ Kari Stefansson
Kari Stefansson,
President, Chief Executive Officer

Dated: January 23, 2006